SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: September 8, 2009

CEMTREX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53238	30-0399914
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Engineers Lane,
Farmingdale, NY	11735
(Address of principal executive offices)	(Zip Code)

631--756-9116
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On September 8th, 2009, Cemtrex, Inc. (the "Company") entered into a letter agreement with Arun Govil, the Chairman, Chief Executive Officer, Treasurer and President of the Company. Pursuant to the letter agreement Arun Govil agreed to cancel the convertible promissory note, held by him, dated April 30, 2007 (the "Note").  The principal balance of the Note was $1,300,000 (the "Outstanding Amount"). Pursuant to the terms of the Note, the Outstanding Amount was convertible into 30,000,000 shares of the Company’s common stock. Pursuant to the letter agreement, in return for cancelling the Note, the Company issued Arun Govil 2,500,000 shares of common stock (the “Common Stock") of the Company, par value $0.001 and 1,000,000 shares of Series A Preferred Stock (the "Preferred Stock") of the Company, par value $0.001 per share.  Pursuant to the Certificate of Designation of the Preferred Stock, each issued and outstanding Preferred Stock shall be entitled to the number of votes equal to the result of: (i) the number of shares of Common Stock issued and outstanding at the time of such vote multiplied by 1.01; divided by (ii) the total number of Preferred Stock issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. A copy of the Certificate of Designation of the Series A Preferred Shares of Cemtrex Inc. is attached hereto as Exhibit 4.1. In consideration of the issuance of the Common Stock and Preferred Stock described above, Mr. Govil agreed to forfeit 27,500,000 shares of common stock issuable as per the original terms of the Note.

Item 1.02   Termination of a Material Definitive Agreement

On September 8, 2009 the Company cancelled the Convertible Promissory Note between the Company and Arun Govil, the Chairman, Chief Executive Officer, Treasurer and President of the Company pursuant to a letter agreement dated September 8th, 2009 between the Company and Arun Govil. The foregoing description of the letter agreement is incorporated herein by reference.

Item  9.01.   Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
4.1	Certificate of Designation of Series A Preferred Shares of Cemtrex, Inc.

10.1	Letter Agreement by and between the Company and Arun Govil, the Chairman, Chief Executive Officer, Treasurer and President of the Company dated September 8, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX,INC.
(Registrant)

Date: September 10, 2009	By:	/s/Arun Govil
Arun Govil
Chairman, Chief Executive
Officer and President of
CEMTREX,INC.